[Logo] Luxenberg & Associates, CPA




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


I consent to the use in this Post Effective Amendment #1 of my report, dated March 24, 1999, on the financial statements of Summa Metals Corporation, as of December 31, 1998 and 1997, included herein and to the reference made to me under the caption "Experts" in the prospectus.







Luxenberg & Associates, CPA
December 10, 1999
Rancho Santa Margarita, California











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   22431 Antonio Parkway, #B160-457, Rancho Santa Margarita, California 92688
                    Tel: (714) 788-0402 Fax: (714) 788-0006